UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 17, 2005

Commission File Number	Registrant; State of Incorporation; Address and Telephone Number	IRS Employer Identification No.

1-11459	PPL Corporation (Exact name of Registrant as specified in its charter) (Pennsylvania) Two North Ninth Street Allentown, PA 18101-1179 (610) 774-5151	23-2758192

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 - Corporate Governance and Management
Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

As previously disclosed, PPL Corporation ("PPL") is effecting a 2-for-1 stock split (the "Stock Split") for holders of record of its common stock as of the close of business on August 17, 2005, with a distribution date of August 24, 2005. In addition, effective as of August 24, 2005, PPL will implement electronic Direct Registration for its common stock pursuant to which share issuances and transfers will be recorded in book-entry form by PPL’s transfer agent, Wells Fargo Shareowner Services.

In connection with the Stock Split and the switch to Direct Registration, the Board of Directors of PPL approved certain amendments to its Articles of Incorporation and Bylaws, effective as of August 17, 2005. Specifically, in connection with the Stock Split and the switch to Direct Registration, the following amendments have been made to PPL’s Articles of Incorporation in accordance with the Pennsylvania Business Corporation Law of 1988, as amended:

(1)
Article IV of the Articles of Incorporation was amended to increase PPL’s total authorized shares of capital stock from 400,000,000 to 790,000,000, and to increase its total authorized shares of common stock from 390,000,000 to 780,000,000. Article IV now reads in its entirety as follows:

“The aggregate number of shares which the Corporation shall have the authority to issue is 790,000,000 shares, divided into 10,000,000 shares of Preferred Stock, par value $.01 per share, and 780,000,000 shares of Common Stock, par value $.01 per share.”

(2)	Article XI was added to the Articles of Incorporation and reads in its entirety as follows:

“Uncertificated Shares. Any or all classes and series of shares of the Corporation, or any part thereof, may be represented by uncertificated shares to the extent determined by the Board of Directors, except as required by applicable law, including that shares represented by a certificate that is issued and outstanding shall continue to be represented thereby until the certificate is surrendered to the Corporation. Within a reasonable time after the issuance or transfer of uncertificated shares, the Corporation shall send to the registered owner thereof a written notice containing the information required by applicable law to be set forth or stated on certificates. Except as otherwise expressly provided by law, the rights and obligations of the holders of shares represented by certificates and the rights and obligations of the holders of uncertificated shares of the same class and series shall be identical.”

In connection with the switch to Direct Registration, the following amendments have been made to PPL’s Bylaws:

1.	Section 6.01(a) of Article VI of the Bylaws was amended to add a new first sentence and revise the second sentence of that section. Section 6.01(a) now reads in its entirety as follows:

“Form of Certificates. Any or all classes and series of shares of the corporation, or any part thereof, may be represented by uncertificated shares to the extent determined by the board of directors, except as otherwise required by law or the articles. To the extent that certificates for shares of the corporation are issued, such certificates shall be in such form as approved by the board of directors, and shall state that the corporation is incorporated under the laws of the Commonwealth of Pennsylvania, the name of the person to whom issued, and the number and class of shares and the designation of the series (if any) that the certificate represents. If the corporation is authorized to issue shares of more than one class or series, certificates for shares of the corporation shall set forth upon the face or back of the certificate (or shall state on the face or back of the certificate that the corporation will furnish to any shareholder upon request and without charge), a full or summary statement of the designations, voting rights, preferences, limitations and special rights of the shares of each class or series authorized to be issued so far as they have been fixed and determined and the authority of the board of directors to fix and determine the designations, voting rights, preferences, limitations and special rights of the classes and series of shares of the corporation.”

2.	Section 6.02 of Article VI of the Bylaws was amended to read in its entirety as follows:

“Transfer. Transfers of shares shall be made on the share register or transfer books of the corporation only by the record holder of such shares, or by attorney lawfully constituted in writing, and, in the case of shares represented by a certificate, upon surrender of the certificate therefor, endorsed by the person named in the certificate or by an attorney lawfully constituted in writing.”

In addition to the foregoing amendments, and unrelated to the Stock Split and the switch to Direct Registration, Section 4.11(a)(5) of Article IV of the Bylaws also was amended to insert the word “exclusively” in that subsection to conform it to Section 1731(a)(2)(v) of the Pennsylvania Business Corporation Law of 1988, as amended. Section 4.11(a)(5) now reads, in relevant part, as follows:

“Any committee, to the extent provided in the resolution of the board of directors, shall have and may exercise all of the powers and authority of the board of directors except that a committee shall not have any power or authority as to the following: … (5) Action on matters committed by a resolution of the board of directors exclusively to another committee of the board.”

Section 9 - Financial Statements and Exhibits
Item 9.01 Financial Statements and Exhibits
(c)	Exhibits

	3.1 -	Amended and Restated Articles of Incorporation of PPL Corporation, effective August 17, 2005.
	3.2 -	Bylaws of PPL Corporation, as amended and restated effective August 17, 2005.

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PPL CORPORATION

By:	/s/ Paul A. Farr Paul A. Farr Senior Vice President-Financial and Controller

Dated: August 19, 2005